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                                                       LLOYDS TSB CORPORATE
                                                       City of London
                                                       Lloyds TSB Bank plc
                                                       PO Box 18436
                                                       39 Threadneedle Street
                                                       London                      Telephone: 020 7670 3733
                                                       EC2R 8PT                    Facsimile:  020 7670 3769
                                                                                   Reference: MC

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The Directors                                          Date: 16th January 2006
VTL (UK) Limited
Incubon House
Wick Road
Egham
TW20 0HR

Dear Sirs,

                               AMENDMENT LETTER

We refer to a letter dated 21st October 2005 (the "Facility Letter") and to the security documents required to be effected thereby from time to time. Pursuant to the foregoing we agreed to make available to you a revolving loan of up to (pound)5,750,000 (the "Facility").

We hereby confirm that, provided the preconditions set out below have been satisfied prior to 31 January 2006 (the "Effective Date") the following amendments shall be made to the Facility Letter with effect from the Effective
Date:

1. for all purposes the Facility Letter shall be read and construed as if the amount of the Facility therein provided were (pound)7,000,000 (seven million pounds sterling) and not (pound)5,750,000 (five million, seven hundred and fifty thousand pounds sterling) and all references to (pound)5,750,000 shall be deemed to be references to (pound)7,000,000, and

2.   the definition of "Expiry Date" in clause 1 shall be amended to read:

          "Expiry Date means 30th April 2006".

3.   the definition of "Facility Limit" in clause 1 shall be amended to read:

          "Facility Limit" means (pound)7,000,000 subject to any cancellation or other reduction thereof within the terms of this letter.

From the Effective Date the Facility Letter and this letter shall be construed as one agreement and all references in the Facility Letter to "this letter", "herein", "hereof", and terms of similar effect shall, unless the context otherwise requires, be deemed to be references to the Facility Letter as amended by this letter.

All other terms and conditions expressed in the Facility Letter remain unaltered.

As a precondition to the above amendments becoming effective the Bank is to receive in a form and substance acceptable to the Bank:


(a) a copy of this letter duly signed by you in acceptance of the amendments contained herein;

(b) a certified copy of your board resolution approving the terms of this letter and authorising a person or persons to sign on your behalf the acknowledgement appearing on the duplicate copy of this letter;

(c) if not already in our possession, duly authenticated specimen signatures of the person(s) so authorised;

(d) such evidence as the Bank shall require to confirm that the principal amount of the guarantee detailed in Clause 4.2 of the Facility Letter has
     been  increased  to  (pound)7,250,000;   and

(e)  an arrangement fee of (pound)12,500.

Yours faithfully,


For and on behalf of Lloyds TSB Bank plc
/s/ Mark Jones
Mark Jones
Relationship Manager


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                                                   Continuation of a letter from
                                                   Lloyds TSB Bank plc to:
                                                   VTL (UK) Limited

                                        2


We hereby acknowledge receipt of your letter dated 16th January 2006 of which this is a duplicate and confirm our agreement to the amendments therein contained, pursuant to a resolution of the board dated 20th January 2006. Please debit the arrangement fee to our current account number 2524060.

For and on behalf of VTL (UK) Limited

Signed by         Lucy Woods  (name)              Stuart Blythe (name)


           /s/ Lucy Woods     (signature)    /s/ Stuart Blythe (signature)


           20th January 2006 (date)          20th January 2006 (date)

THIS LETTER CREATES LEGAL OBLIGATIONS. BEFORE SIGNING YOU MAY WISH TO TAKE INDEPENDENT ADVICE.



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                              SUGGESTED RESOLUTION


At a meeting  of the  Directors  of VTL (UK)  Limited  (the  "Company")  held at
.................................................................................
on the ............... day of ............... 2006.

It was resolved that the loan facility in an original principal sum of up to (pound)5,750,000 with Lloyds TSB Bank plc (the "Bank") pursuant to a letter dated 21st October 2005 (the "Facility Letter") be amended in the manner proposed in a letter from the Bank dated 13th January 2006 (the "Amendment Letter").

It was further resolved that Mr./Messrs.  ....................  be authorised to make the necessary arrangements with the Bank and to sign on behalf of the Company the Amendment Letter which was produced to the meeting and its terms and conditions approved.

We certify that this is a true copy of Resolutions which have been duly entered in the Minute Book and that they are in accordance with the Memorandum and Articles of Association of the Company. We confirm that the signatures furnished to the Bank herewith are those of the duly authorised officials at the date hereof.




Chairman/Director                         Secretary